SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 19, 2003

Commission file number: 0-22340

Palomar Medical Technologies, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (I.R.S. Employer Identification No.)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code):   (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM  5.   OTHER EVENTS

        On February 19, 2003, Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”), announced that it had entered into a Development and License Agreement with The Gillette Company, a Delaware corporation (the “Agreement”). The Company’s press release announcing this Agreement is entitled “Palomar Medical and Gillette Sign Agreement to Develop a Home-Use, Light-Based Removal Device for Women,” and is filed as Exhibit 99.1 to this Current Report on Form 8-K. The summary description of the event is qualified in its entirety by reference to the Agreement. The Agreement is also filed as Exhibit 10.1 to this Current Report on Form 8-K.

        Statements contained in this Report that are not historical facts and other information provided by the Company and its employees from time to time may contain certain forward-looking information, as defined by (i) the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and (ii) releases by the SEC. Actual results could differ materially from those suggested in such forward-looking statements due to the risk factors identified below and other factors including, without limitation, risks concerning the timing of new product introductions, financing of future operations, the Company’s research partnerships, manufacturing risks, variations in our quarterly results, enforcement of intellectual property rights by us and our competitors, the occurrence of unanticipated events and circumstances, and general economic conditions, including stock market volatility. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Number	Title

10.1*	Development and License Agreement between Palomar Medical Technologies, Inc. and The Gillette Company effective as of February 14, 2003.

99.1	Press Release dated February 19, 2003 entitled “Palomar Medical and Gillette Sign Agreement to Develop a Home-Use, Light-Based Hair Removal Device for Women.”

*	Filed under application for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 19, 2003	PALOMAR MEDICAL TECHNOLOGIES, INC. By: /s/ Joseph P. Caruso —————————————— Joseph P. Caruso Chief Executive Officer and President

EXHIBIT INDEX

Number	Title

10.1*	Development and License Agreement between Palomar Medical Technologies, Inc. and The Gillette Company effective as of February 14, 2003.

99.1	Press Release dated February 19, 2003 entitled “Palomar Medical and Gillette Sign Agreement to Develop a Home-Use, Light-Based Hair Removal Device for Women.”

*	Filed under application for confidential treatment.